Exhibit 15.1

To Whom It May Concern:

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File Nos. 333-251990, 333-264714, and 333-276880) and Registration Statement on Form S-8 (File No. 333-258543) of our report dated May 9, 2025, relating to the financial statements of Fusion Fuel Green PLC as of and for the year ended December 31, 2024.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

May 9, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com